EXHIBIT 31.3
CERTIFICATION

I, Neal D. Crispin, certify that:

1. I have reviewed this report on Form 10-Q/A of AeroCentury Corp.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 4, 2011	By:	/s/ Neal D. Crispin
Name: Neal D. Crispin
Title: President & Chief Executive Officer